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                                                                   EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 333-111483), and related Prospectus of EDO Corporation for the proposed sale of debt or equity securities, and to the incorporation by reference therein of our report dated February 11, 2003, with respect to the consolidated financial statements and schedule of EDO Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

New York, New York
January 23, 2004